Exhibit 4.8

MITTAL STEEL COMPANY N.V.

(f/k/a Ispat International N.V.)

INCORPORATED UNDER THE LAWS OF THE NETHERLANDS WITH ITS SEAT
AT ROTTERDAM, THE NETHERLANDS
CHAMBER OF COMMERCE AND INDUSTRY AT ROTTERDAM, COMMERCIAL
REGISTER NUMBER 24275428

PAR VALUE EUR .01

CUSIP 60684P 10 1

FULLY PAID AND NON-ASSESSABLE CLASS A COMMON SHARES OF

MITTAL STEEL COMPANY N.V.

(the “Company”) transferable on the books of the Company in person or by duly authorized attorney upon surrender of this share certificate properly endorsed.  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.  This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the laws of The Netherlands, to the Articles of Association of the Company, if and as amended (copies of which are available at the office of the Company at Rotterdam, The Netherlands and at the office of the Transfer Agent and Registrar), and to all provisions whereof the holder of the shares is bound.

                Witness the facsimile signature of the Chief Executive Officer of the Company.

Dated	Countersigned and Registered:
	The Bank of New York	Transfer Agent
/s/ Lakshmi N. Mittal		and Registrar
By:
Chairman and Chief Executive Officer
Christopher R. Sturdy
Managing Director

                Transfers of Class A Common Shares may only be made in accordance with Article 12 of the Articles of Association of the Company.  The undersigned hereby certifies that all requirements relating to the transfer of Class A Common Shares have been complied with.

TRANSFER FORM

For value received _________________ hereby sell, assign and transfer unto

___________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

___________________________________________________________________________________________

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___________________________________________ Class A Common Shares of the Company represented by the within Certificate and do hereby irrevocably constitute and appoint

__________________________________________________________Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: __________________

NOTICE:  The signature to this transfer must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

X

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NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:

_________________________________________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

ACKNOWLEDGMENT

                The undersigned, acting on behalf of the Company, hereby acknowledges the transfer of the Class A Common Shares (as described above) and confirms that entry hereof has been made in the Company’s shareholders’ register as of

Date _________________________

Place ________________________

__________________________________

TRANSFER AGENT AND REGISTRAR